UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 28, 2021

BAB, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-31555	36-4389547

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer or organization Identification No.)

500 Lake Cook Road, Suite 475   Deerfield, Illinois 60015

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number: (847) 948-7520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered Symbol(s)
Common Stock	BABB	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Friday, May 28, 2021.  The shareholders voted, either in person or by proxy on the following proposals, with the final result of the shareholder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2022.

	Votes For	Votes Withheld	Broker Non-Votes

01 Michael Evans	3,110,175	537,079	753,578
02 Steven Feldman	3,064,284	582,970	753,578
03 James Lentz	3,064,236	583,018	753,578
04 Michael Murtaugh	3,102,807	544,447	753,578

2.	To act upon a proposal to ratify the appointment of Sassetti LLC as independent auditors of the Company for the fiscal year ending November 30, 2021.

Votes For	Against	Abstain	Broker Non-Votes

4,041,768	337,592	21,472	-

3.	To provide, on an advisory basis, approval on the compensation of the Company’s Named Executive Officers:

Votes For	Against	Abstain	Broker Non-Votes

2,792,655	295,402	559,197	753,578

4.	To provide, on an advisory basis, a recommendation to select a frequency of future advisory votes on executive compensation:

1 Year	2 Year	3 Year	Abstain

449,489	140,444	2,514,472	542,849

The Company will include a proposal to provide, on an advisory basis, approval of the compensation of the Company’s Named Executive Officers every three years, following the nonbinding frequency recommendation of the shareholders.

5.	To vote, in the discretion of the proxy holder, on all other business as may properly come before the meeting or any adjournment thereof.

Votes For	Against	Abstain	Broker Non-Votes

3,051,906	417,517	177,831	753,578

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.

(Registrant)

By: /s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: May 28, 2021